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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 25, 2001


                         BOYD BROS. TRANSPORTATION INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                      0-23948                 63-6006515
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)                File No.)            Identification No.)


                     3275 Highway 30, Clayton, Alabama 36016
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (334) 775-1400
                                                           --------------


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)


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Item 5.  Other Events and Regulation FD Disclosure

         On June 25, 2001, USG Corporation ("USG") announced that it filed a voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code. The Company derived less than 10% of its fiscal 2000 revenues, and less than 10% of its first quarter fiscal 2001 revenues, from USG. The Company believes that USG owes it approximately $1,120,222 for services rendered, of which approximately $903,094 represents pre-petition debt. Although USG has indicated in its press release that vendors will be paid for all services provided after its filing, the Company cannot presently determine the amount of its outstanding prepetition indebtedness that will ultimately be collected. Furthermore, there can be no assurance that the Company will be able to retain USG as a customer, or that the Company will be able to maintain the level of annual revenues it has received from USG in the past. If the Company is unable to retain USG as a customer, or if the revenues the Company derives from its business with USG decrease materially, such events could have a material adverse effect on the Company's results of operations and financial condition.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    BOYD BROS. TRANSPORTATION, INC.
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                                    (Registrant)



Date:  July 17, 2001                By: /s/ Richard C. Bailey
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                                    Name:  Richard C. Bailey
                                    Title: Chief Financial Officer
                                           (Principal Accounting Officer)